Ford Credit Auto Lease Trust
             Ford Motor Credit Company

             Monthly Servicing Report

Collection Period                                                       Aug-95
Distribution Date                                                      9/15/95

Ford Credit Auto Lease Trust 1995-1

                                                              Dollar Amount

     Class A-1 Asset Backed Notes                               113,000,000.00
     Class A-2 Asset Backed Notes                               500,521,000.00
     Asset Backed Certificates                                   23,320,978.41


I.  Collections
     Monthly Payments                                            12,952,003.45
     Available Scheduled Termination Sale Proceeds                        0.00
     Voluntary Early Termination Proceeds                         2,620,258.71
     Liquidation Proceeds                                          -450,090.03
     Recoveries                                                      35,457.07
     Payahead Credits                                                41,776.62
     Administrative Purchase Amounts                                594,208.91

     Total                                                       15,793,614.73


II. Advances (Settled on Payment Date)
     Sale Proceed Advances
          Beginning of Period                                             0.00
          Plus: Net Change                                                0.00
          End of Period                                                   0.00
     Monthly Payment Advances
          Beginning of Period                                     3,270,316.12
          Plus: Net Change                                          173,673.95
          End of Period                                           3,443,990.07
     Past Due Monthly Payments Not Advanced                               0.00
     Sale Proceeds Not Realized and Not Advanced                          0.00



III.  Principal Balances
     Class A-1 Beginning Principal Balance                       72,267,008.32
     Less:  Reductions to Class A-1 Beginning Principal Bal               0.00
     Class A-1 Ending Principal Balance                          72,267,008.32

     Class A-2 Beginning Principal Balance                      500,521,000.00
     Less:  Reductions to Class A-2 Beginning Principal Bal               0.00
     Class A-2 Ending Principal Balance                         500,521,000.00

     Lease Trust Cert. Beginning Principal Balance               23,320,978.41
     Less:  Reductions to Lease Trust Cert. Beg. Principal                0.00
     Lease Trust Cert. Ending Principal Balance                  23,320,978.41

     Deferred Amount Beginning Balance                           86,735,948.78
     Less:  Reductions to Deferred Amount Beginning Balance               0.00
     Deferred Amount Ending Balance                              86,735,948.78

     Beginning Pool Balance                                     682,844,935.51
          Residual Value Portion of Beginning Pool Balance      529,409,780.95
     Reductions to Pool Balance                                 -12,831,659.11
     Ending Pool Balance                                        670,013,276.40
          Residual Value Portion of Ending Pool Balance         525,656,154.12
          Residual Value of Expired Contracts                             0.00
          Residual Value of Expired Contracts Unsold BOP                  0.00
          Residual Value of Expired Contracts Unsold EOP                  0.00

IV.  Calculation of Pool Factors
     Pool Factor
     Class A-1 Pool Factor                                          0.63953105
     Class A-2 Pool Factor                                          1.00000000
     Lease Trust Certificates Pool Factor                           1.00000000

V.  Payahead Account
     Beginning Balance                                            1,164,828.93
     Plus:  Net Change in Balance                                    41,776.62
     Ending Balance                                               1,206,605.55

VI.  Losses
      Credit Losses                                               2,506,898.31
      Residual Losses                                                     0.00

VII. Delinquency Amounts
       31-60 Days                                                12,324,243.94
       61-90 Days                                                 2,636,618.49
       91-120 Days                                                  942,756.70
       Over 120 Days                                                309,533.84

VIII. Memo Amount
       Administrative Agent Fee                                     569,037.45